UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NV5 HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-3458017
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-186229

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, $0.01 par value, and one Warrant Common Stock, $0.01 par value Warrants	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-186229) as originally filed by the Registrant with the Securities and Exchange Commission on January 28, 2013 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(1)	Bylaws

4.1(1)	Specimen Unit Certificate

4.2(1)	Specimen Stock Certificate

4.3(1)	Specimen Warrant Certificate

4.5(1)	Form of Warrant Agreement between Registrar and Transfer Company and the Registrant

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 22, 2013	NV5 HOLDINGS, INC.

	By:	/s/ Dickerson Wright
Dickerson Wright
Chairman, Chief Executive Officer and President

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